Exhibit 99.2

Investor Presentation July 2021 REALTY GROWTH NYSE: CTO

© CTO Realty Growth, Inc. | ctoreit.com Company Profile 2 As of July 23, 2021 or as otherwise noted; any differences a result of rounding. (1) Based on monthly Contractual Base Rent (“CBR”), which represents the amount owed to the Company under the terms of its lease agreements in each respective month. (2) Calculated on 2,039,644 common shares and partnership units CTO owns in PINE and PINE’s July 23, 2021 closing stock price. (3) Calculated on 5,955,154 shares outstanding as of June 30, 2021. (4) Calculated on 3,000,000 Series A Preferred shares outstanding as of July 23, 2021 and a par value of $25.00 per share. (5) Includes cash, cash equivalents, restricted cash and outstanding borrowings as of July 23, 2021. $42M INVESTMENT IN ALPINE INCOME PROPERTY TRUST(2) $4.00 – $4.20 AFFO PER SHARE GUIDANCE RANGE 20 2.7M $46M PROPERTIES SQUARE FEET IN-PLACE NET OPERATING INCOME 100% Q2 2021 RENT COLLECTION(1) Q2 2021 ANNUALIZED DIVIDEND $4.00/share 7.4% CURRENT ANNUALIZED DIVIDEND YIELD THE STRAND, JACKSONVILLE, FL THE SHOPS AT LEGACY, PLANO, TX $323M $235M $615M EQUITY MARKET CAP(3) OUTSTANDING DEBT TOTAL ENTERPRISE VALUE (Net of Cash)(5) SERIES A PREFERRED(4) $75M

© CTO Realty Growth, Inc. | ctoreit.com Key Takeaways 3 Significant Discount to the Peer Group Meaningful potential upside in valuation as CTO has the lowest 2021E FFO multiple of its retail and diversified peer group. Earnings Growth Through Capital Recycling Strong, long-term track record of monetizing assets at favorable net investment spreads to drive accretive earnings growth and attractive risk-adjusted returns. Attractive Dividend and Improving Payout Ratio CTO pays a $1.00 quarterly cash dividend, representing a 7.4% in-place annualized yield and a quickly improving AFFO payout ratio driven by the monetization and reinvestment of low cap rate, single tenant properties and non-income producing assets. Differentiated Investment Strategy Diversified, retail-based investment strategy focused on value-add properties with strong real estate fundamentals in growing markets that can be acquired at meaningful discounts to replacement cost. High-Quality Portfolio in Faster Growing, Business Friendly Locations with Operational Upside Recently constructed real estate portfolio with a durable, stable tenant base located in faster growing, business friendly states such as Florida, Texas and Georgia, and with acquired vacancy that represents notable leasing and/or repositioning upside. Profitable External Investment Management External management of Alpine Income Property Trust, Inc. (NYSE: PINE), a high-growth, publicly traded, single tenant net lease REIT, provides excellent in-place cash flow and significant upside through the CTO’s 16% retained ownership position. Conservative Balance Sheet Balance sheet with ample liquidity, no near-term debt maturities and a demonstrated access to multiple capital sources provides financial stability and flexibility. As of July 29, 2021 or as otherwise noted.

© CTO Realty Growth, Inc. | ctoreit.com Year-to-Date 2021 Highlights 4 Accretive Investment Activity ▪ Under contract to sell the remaining land in the Daytona Beach Land Joint Venture for $67.0 million; total net proceeds to CTO expected to be $25.6 million before taxes ▪ Acquired 3 properties for $111.0 million at an 8.5% weighted-average going-in cash cap rate in submarkets of Salt Lake City, UT; Las Vegas, NV; and Dallas, TX ▪ Sold 10 properties (9 single tenant) for $65.5 million at a 7.1% weighted-average exit cap rate ▪ Sold 34,500 acres of subsurface interests for $2.6 million in the first half of 2021 ▪ Non-cash, unrealized gain of $8.2 million on the mark-to-market of the investment in PINE Attractive and Well-Performing Portfolio ▪ Collected an average of 100% of Contractual Base Rents for the first six months of 2021 ▪ Signed 318,100 SF of new leases, extensions and renewals in the first half of 2021 ▪ 91% occupied portfolio in high-growth, business friendly markets, with increasing occupancy driven by recent leasing activity ▪ 90% of Annualized Base Rent comes from metropolitan statistical areas with more than one million people Strong Financial Performance ▪ Reported Q2 2021 AFFO per share of $1.07 and year-to-date Q2 2021 AFFO per share of $2.03 ▪ Completed inaugural perpetual preferred 6.375% Series A equity issuance in July 2021, for net proceeds of $72.4 million ▪ Originated a new 5-year, $65 million term (Q1 $50 million; Q2 $15 million) loan at an initial interest rate of 1.70% ▪ Paid and announced a $1.00 per share regular quarterly cash dividend for Q1 2021 and Q2 2021, respectively As of July 29, 2021 or as otherwise noted; any differences a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com Experienced Management Team CTO Realty Growth is led by an experienced management team with meaningful shareholder alignment, deep industry relationships and a strong long-term track record. 5 John P. Albright President & Chief Executive Officer ▪ Former Co-Head and Managing Director of Archon Capital, a Goldman Sachs Company; Executive Director of Merchant Banking – Investment Management at Morgan Stanley; and Managing Director of Crescent Real Estate (NYSE: CEI) Daniel E. Smith Senior Vice President, General Counsel & Corporate Secretary ▪ Former Vice President and Associate General Counsel of Goldman Sachs & Co. and Senior Vice President and General Counsel of Crescent Real Estate (NYSE: CEI) Lisa M. Vorakoun Vice President & Chief Accounting Officer ▪ Former Assistant Finance Director for the City of DeLand, Florida and Audit Manager for James Moore & Company, an Accounting and Consulting Firm Helal A. Ismail Vice President – Investments ▪ Former Associate of Jefferies Real Estate Gaming and Lodging Investment Banking and Manager at B-MAT Homes, Inc. Matthew M. Partridge Senior Vice President, Chief Financial Officer & Treasurer ▪ Former Chief Operating Officer and Chief Financial Officer of Hutton; Executive Vice President, Chief Financial Officer and Secretary of Agree Realty Corporation (NYSE: ADC); and Vice President of Finance for Pebblebrook Hotel Trust (NYSE: PEB) Steven R. Greathouse Senior Vice President & Chief Investment Officer ▪ Former Director of Finance for N3 Real Estate; Senior Associate of Merchant Banking – Investment Management at Morgan Stanley; and Senior Associate at Crescent Real Estate (NYSE: CEI) E. Scott Bullock Vice President – Real Estate ▪ Former Managing Director of Corporate Development for International Speedway Corporation; Senior Development Manager of Crescent Resources LLC; Development Manager of Pritzker Realty Group, L.P.; and Project Engineer for Walt Disney Imagineering.

© CTO Realty Growth, Inc. | ctoreit.com Diversified Investment Strategy 6 CTO is a diversified real estate investment strategy focused on owning, operating and investing in retail-based real estate, directly and through investment management structures Multi-Tenant Asset Strategy ▪ Focused on retail-based multi-tenanted assets that have a lifestyle or community-oriented retail component and a complimentary office component, located in higher growth MSAs within the continental United States ▪ Acquisition targets exhibit strong current in-place yields with a future potential for increased returns through a combination of vacancy lease-up, redevelopment or rolling in-place leases to higher market rental rates Monetization of Non-Income Producing Assets ▪ CTO has a number of legacy non-income producing assets (developable land, mitigation credits and mineral rights) that when monetized, will unlock meaningful equity to be redeployed into income producing assets that can drive higher cash flow and FFO per share Alpine Income Property Trust and Retained Net Lease Assets ▪ CTO seeded and externally manages Alpine Income Property Trust (NYSE: PINE), a pure play net lease REIT, which is a meaningful source of management fee income and dividend income through its direct investment of REIT shares and OP unit holdings ▪ CTO intends to monetize its remaining net lease properties at market pricing, creating attractive net investment spreads relative to where it is investing in multi-tenanted assets and resulting in an opportunity to grow PINE through direct asset sales from CTO to PINE REALTY GROWTH Targeting Multi- Tenant, Retail-Based, Value-Add Income Property Acquisitions Monetize Legacy Land, Mitigation Credits, Mineral Rights and Other Assets Monetize the Retained Net Lease Portfolio at Opportunistic Valuations Manage and Retain Ownership in Alpine REIT (NYSE:PINE)

© CTO Realty Growth, Inc. | ctoreit.com Real Estate Strategy CTO’s investment strategy is focused on generating relative outsized returns for our shareholders through a combination of accretive acquisitions and dispositions, asset-level value creation, acquiring at meaningful discounts to replacement cost, and sustainably growing organizational level cash flow. Diversified asset investment strategy Markets that project to have above-average job and population growth; states with favorable business climates Large single tenant asset portfolio identified for future disposition to fund new investments Primary focus on value-add retail and mixed-use properties with strong real estate fundamentals Seek properties with leasing or repositioning upside or highly stable assets with an identifiable opportunity to drive long-term, outsized risk-adjusted returns Acquiring at meaningful discounts to replacement cost and below market rents Miami Orlando Jacksonville Tampa Atlanta Nashville Charlotte Raleigh-Durham Washington, DC Dallas Houston Austin Denver Boulder Salt Lake City Las Vegas Reno Phoenix 7

© CTO Realty Growth, Inc. | ctoreit.com 53% 30% 15% 2% Retail Office Mixed Use Hotel Portfolio At A Glance 8 38% 62% Single-Tenant Multi-Tenant As of 6/30/2021. Percentages listed based on in-place cash rent as of June 30, 2021. (1) Source: Sites USA; Portfolio average weighted by the leasable square feet of each property. (2) MSA, or metropolitan statistical area, is the formal definition of a region that consists of a city and surrounding communities that are linked by social and economic factors, as established by the U.S. Office of Management and Budget. The names of the MSA have been shortened for ease of reference. (3) As ranked by Urban Land Institute & PWC in the ‘2021 Emerging Trends in Real Estate’ publication. Income Producing Property Jacksonville, FL 19% Dallas, TX 16% Atlanta, GA 11% Phoenix, AZ 10% Albuquerque, NM 8% Washington, DC 7% Raleigh, NC 6% Austin, TX 5% Tampa, FL 5% Salt Lake City, UT 4% Miami, FL 4% Las Vegas, NV 3% Daytona Beach, FL 2% New York, NY 1% > 20% 10% - 20% 5% - 10% < 5% Denotes an MSA(2) with over one million people; Bold denotes a Top 30 ULI Market(3) % of Cash Base Rent By State 94,500 Portfolio Average 3-Mile Population(1) $143,626 Portfolio Average 3-Mile Household Income(1)

© CTO Realty Growth, Inc. | ctoreit.com Repositioning – Ashford Lane, Atlanta, GA 9 Acquired as Perimeter Place in 2020, with an opportunity to up-tier through targeted lease-up, an improved tenant mix and market repositioning ▪ High barrier-to-entry location with new residential projects, increasing density and 24- hour demand ▪ Near southeast corporate headquarters for UPS, State Farm, First Data, IHG and Mercedes Benz ▪ Daytime population over 126,000 in 3-mile radius; average household income of $125,000 ASHFORD LANE, ATLANTA, GA ASHFORD LANE, ATLANTA, GA ASHFORD LANE, ATLANTA, GA T H E H A L L

© CTO Realty Growth, Inc. | ctoreit.com Ashford Lane, Atlanta, GA (Repositioning) 10 Ashford Lane will incorporate outdoor seating and eating areas, along with a number of new green spaces, including The Lawn, that will drive a more community-focused experience Ashford Lane is being repositioned as a higher-end shopping and dining destination within a growing and relatively affluent submarket of Atlanta ▪ Signed a new 6,200 square foot lease with the acclaimed Superica restaurant ▪ Signed a new 17,000 square foot lease with a food hall operator who will open in mid-to-late-2021 ▪ Opportunity to deliver increased rental rates with higher-end tenants supported by new multi-family and office development ▪ Additional green space, outdoor seating and eating areas will support improved foot traffic and offer restaurant-focused amenities ▪ Currently negotiating letters of intent and forms of lease with a number of prospective tenants (Not Owned) T H E H A L L (Not Owned) (Not Owned)

© CTO Realty Growth, Inc. | ctoreit.com Crabby’s Oceanside Expansion, Daytona Beach, FL 11 ▪ Organic growth opportunity to expand existing footprint to create a “Tiki Bar” that better engages with the beach ▪ CTO to receive up to a double-digit yield on cost through base rent, with upside through percentage rent above a natural sales breakpoint ▪ Cost to CTO estimated to be between $1.0 million - $1.5 million ▪ Complimentary to the existing restaurant, which is experiencing record sales volume

© CTO Realty Growth, Inc. | ctoreit.com Land Joint Venture 12 Land Joint Venture Summary of Terms ▪ Contract value of remaining land held in the joint venture is $67 million ▪ CTO receives 90% of all proceeds once the JV Partner capital account is $0 and the preferred return is achieved ▪ Expected proceeds before taxes to CTO based on its interest in the land JV is approximately $26 million Under Contract

© CTO Realty Growth, Inc. | ctoreit.com Peer Comparisons 13 24.8x 21.8x 18.4x 16.5x 16.5x 15.6x 15.3x 13.9x 13.2x 3.6% 3.0% 3.1% 3.3% 5.6% 4.8% 2.3% 7.5% 4.8% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% 10.0x 11.0x 12.0x 13.0x 14.0x 15.0x 16.0x 17.0x 18.0x 19.0x 20.0x 21.0x 22.0x 23.0x 24.0x 25.0x 26.0x All 2021E FFO multiples and dividend yield information are based on the closing stock price on June 30, 2021, using annualized dividends and 2021E FFO per share estimates from the KeyBank The Leaderboard report dated July 16, 2021, except for CTO, which utilizes the top end of the Company’s guidance for FFO per share, as provided by the Company on July 29, 2021. CTO has an outsized dividend yield and very attractive valuation relative to its REIT peer group and recent retail-oriented M&A multiples (KRG/RPAI and KIM/WRI), implying significant valuation upside. 2021 FFO Multiple and Annualized Dividend Yield2

Balance Sheet



Debt Maturities
($ in millions)
$210 million of Total Revolving Credit Facility Commitments
$102.0
$8.0
$100.0
$102.0
$8.0
$100.0
$61.7
$15.0
$50.0
2021
2022
2023
2024
2025
2026
2027
Fixed
Floating
Total Commitments

- Approximately $120 million of existing liquidity(1)
- No near-term debt maturities
- 35% net debt to total enterprise value (TEV)
- Minimal exposure to floating interest rates with only 10% variable rate debt
- 100% of CTO's outstanding debt is unsecured

Component of Long-Term Debt	Principal	Interest Rate	Maturity Date
Revolving Credit Facility (Fixed)(2)	$100.0 million	0.7325% + [1.35% – 1.95%]	May 2023
Revolving Credit Facility (Floating)	8.0 million	30-day LIBOR + [1.35% – 1.95%]	May 2023
2025 Convertible Senior Notes	61.7 million	3.88%	April 2025
2026 Term Loan (Fixed)(3)	50.0 million	0.2200% + [1.35% – 1.95%]	March 2026
2026 Term Loan (Floating)	15.0 million	30-day LIBOR + [1.35% – 1.95%]	March 2026
Total Debt / Weighted-Average Interest Rate	**$234.7 million**		

All data as of July 29, 2021.
Any differences a result of rounding.
(1) Estimated liquidity is through a combination of revolving credit facility availability and existing cash and restricted cash.
(2) Effective March 31, 2020, the Company utilized an interest rate swap to achieve a fixed LIBOR rate of 0.7325% plus the applicable spread on $100 million of the outstanding balance on the revolving credit facility.
(2) Effective March 10, 2021, the Company redesignated the interest rate swap that previously hedged $50.0 million of the outstanding balance on the revolving credit facility to the $50.0 million term loan balance.

CTO NYSE

© CTO Realty Growth, Inc. | ctoreit.com

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© CTO Realty Growth, Inc. | ctoreit.com 2021 Guidance 15 $ and shares outstanding in millions, except per share data. Full-Year 2021 Guidance was provided in the Company’s Second Quarter 2021 Operating Results press release filed on July 29, 2021. Full- Year 2021 Low High Acquisition of Income Producing Assets $175 - $225 Target Investment Initial Cash Yield 7.25% - 7.50% Disposition of Assets $125 - $150 Target Disposition Cash Yield 5.75% - 6.25% FFO Per Diluted Share $3.65 - $3.85 AFFO Per Diluted Share $4.00 - $4.20 Weighted Average Diluted Shares Outstanding 6.0 - 6.0 The Company has revised its outlook for 2021 to take into account the Company’s second quarter performance and the expected impact of the Company’s various investment activities and capital markets transactions, including the recent Series A preferred equity issuance. The Company’s outlook for 2021, which does not include any potential tax expense or tax benefit related to the Company’s retained ownership in the Land JV, assumes continued improvement in economic activity, stable or positive business trends related to each of our tenants and other significant assumptions.

REALTY GROWTH NYSE: CTO Appendix

© CTO Realty Growth, Inc. | ctoreit.com Schedule of Properties 17 Property Market Asset Type Property Type Square Feet Occupancy % of ABR The Shops at Legacy – Plano, TX Dallas, TX Multi-Tenant Mixed Use 236,432 83% 14% Ashford Lane – Atlanta, GA Atlanta, GA Multi-Tenant Retail 269,682 69% 11% The Strand – Jacksonville, FL Jacksonville, FL Multi-Tenant Retail 215,047 91% 11% Crossroads Towne Center – Chandler, AZ Phoenix, AZ Multi-Tenant Retail 253,977 98% 10% Fidelity – Albuquerque, NM Albuquerque, NM Single Tenant Office 210,067 100% 8% Wells Fargo – Raleigh, NC Raleigh, NC Single Tenant Office 450,393 100% 6% 245 Riverside – Jacksonville, FL Jacksonville, FL Multi-Tenant Office 136,855 77% 6% The Carpenter Hotel – Austin, TX Austin, TX Single Tenant Retail 73,508 100% 5% Sabal Pavilion – Tampa, FL Tampa, FL Single Tenant Office 120,500 100% 5% Jordan Landing – West Jordan, UT Salt Lake City, UT Multi-Tenant Retail 170,996 100% 4% As of June 30, 2021 or as otherwise noted; any differences a result of rounding. Blue shading denotes a ground lease property or a property that has parcels that are ground leased, where the Company owns the land, and the tenant owns the building and the improvements and leases the land from the Company.

© CTO Realty Growth, Inc. | ctoreit.com Schedule of Properties 18 Property Market Asset Type Property Type Square Feet Occupancy % of ABR Westland Gateway Plaza – Hialeah, FL Miami, FL Single Tenant Retail 108,029 100% 4% General Dynamics – Reston, VA Washington, DC Single Tenant Office 64,319 100% 3% 24 Hour Fitness – Falls Church, VA Washington, DC Single Tenant Retail 46,000 100% 3% Eastern Commons SC – Henderson, NV Las Vegas, NV Multi-Tenant Retail 146,667 88% 3% Landshark Bar & Grill – Daytona Beach, FL Daytona Beach, FL Single Tenant Retail 6,264 100% 2% Westcliff Center – Fort Worth, TX Dallas, TX Multi-Tenant Retail 136,185 60% 1% Party City – Oceanside, NY New York, NY Single Tenant Retail 15,500 100% 1% Chuy’s – Jacksonville, FL Jacksonville, FL Single Tenant Retail 7,950 100% < 1% Firebirds – Jacksonville, FL Jacksonville, FL Single Tenant Retail 6,948 100% < 1% Crabby’s Oceanside – Daytona Beach, FL Daytona Beach, FL Single Tenant Retail 5,780 100% < 1% As of June 30, 2021 or as otherwise noted; any differences a result of rounding. Blue shading denotes a ground lease property or a property that has parcels that are ground leased, where the Company owns the land, and the tenant owns the building and the improvements and leases the land from the Company.

© CTO Realty Growth, Inc. | ctoreit.com The Shops at Legacy, Dallas, TX 19

© CTO Realty Growth, Inc. | ctoreit.com Ashford Lane, Atlanta, GA 20

© CTO Realty Growth, Inc. | ctoreit.com Crossroads Town Center, Chandler, AZ 21

© CTO Realty Growth, Inc. | ctoreit.com The Strand, Jacksonville, FL 22

© CTO Realty Growth, Inc. | ctoreit.com Fidelity Office Complex, Albuquerque, NM 23

© CTO Realty Growth, Inc. | ctoreit.com Wells Fargo Office Complex, Raleigh, NC 24

© CTO Realty Growth, Inc. | ctoreit.com 245 Riverside Office Building, Jacksonville, FL 25

© CTO Realty Growth, Inc. | ctoreit.com The Carpenter Hotel, Austin, TX (Ground Lease) 26

© CTO Realty Growth, Inc. | ctoreit.com Sabal Pavilion (Ford Motor Credit), Tampa, FL 27

© CTO Realty Growth, Inc. | ctoreit.com Jordan Landing, West Jordan, UT 28

© CTO Realty Growth, Inc. | ctoreit.com Eastern Commons, Henderson, NV 29

© CTO Realty Growth, Inc. | ctoreit.com Forward Looking Statements 30 Certain statements contained in this presentation (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words. Although forward- looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward- looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; the ultimate geographic spread, severity and duration of pandemics such as the recent outbreak of the novel coronavirus, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of Alpine Income Property Trust, Inc.(NYSE: PINE) or the venture formed when the Company sold its controlling interest in the entity that owned the Company’s remaining land portfolio, of which the Company has a retained interest; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 or Form 10-Q for the quarter ended June 30, 2021, as filed with the SEC. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances. References in this presentation: ▪ All information is as of July 23, 2021, unless otherwise noted. ▪ Annualized straight-line Base Rent (“ABR” or “Rent”) and the statistics based on ABR are calculated based on our current portfolio as of June 30, 2021 and represent straight-line rent calculated in accordance with GAAP. ▪ Dividends, subject to the required dividends to maintain our qualification as a REIT, are set by the Board of Directors and declared on a quarterly basis and there can be no assurances as to the likelihood or amount of dividends in the future. ▪ A credit rated, or investment grade rated tenant (rating of BBB-, Baa3 or NAIC-2 or higher) is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Associated of Insurance Commissioners (NAIC). ▪ Contractual Base Rent (“CBR”) represents the amount owed to the Company under the terms of its lease agreements at the time referenced. Non-GAAP Financial Measures Our reported results are presented in accordance with GAAP. We also disclose Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”), both of which are non-GAAP financial measures. We believe these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, impact fee credits, subsurface sales, and the land sales gains included in discontinued operations. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, amortization of capitalized lease incentives and above- and below-market lease related intangibles, and non-cash compensation. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. FFO and AFFO may not be comparable to similarly titled measures employed by other companies. Investor Inquiries: Matthew M. Partridge Senior Vice President, Chief Financial Officer and Treasurer (386) 944-5643 mpartridge@ctoreit.com

Non-GAAP Financial Measures Reconciliation

CTO Realty Growth, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except share, per share and dividend data)

	Three Months Ended		Six Months Ended	
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenues				
Income Properties	$ 11,574	$ 11,473	$ 23,023	$ 22,476
Management Fee Income	752	695	1,421	1,397
Interest Income from Commercial Loan and Master Lease Investments	709	835	1,410	1,887
Real Estate Operations	1,248	7	3,141	88
Total Revenues	14,283	13,010	28,995	25,848
Direct Cost of Revenues				
Income Properties	(2,787)	(2,568)	(5,704)	(4,681)
Real Estate Operations	(533)	(57)	(615)	(1,581)
Total Direct Cost of Revenues	(3,320)	(2,625)	(6,319)	(6,262)
General and Administrative Expenses	(2,665)	(2,171)	(5,797)	(5,263)
Impairment Charges	(16,527)	—	(16,527)	(1,905)
Depreciation and Amortization	(5,031)	(5,021)	(9,861)	(9,573)
Total Operating Expenses	(27,543)	(9,817)	(38,504)	(23,003)
Gain on Disposition of Assets	4,732	7,076	5,440	7,076
Gain (Loss) on Extinguishment of Debt	(641)	504	(641)	1,141
Other Gains and Income	4,091	7,580	4,799	8,217
Total Operating Income (Loss)	(9,169)	10,773	(4,710)	11,062
Investment and Other Income (Loss)	3,903	8,470	9,235	(4,716)
Interest Expense	(2,421)	(2,453)	(4,865)	(5,906)
Income (Loss) from Operations Before Income Tax Benefit (Expense)	(7,687)	16,790	(340)	440
Income Tax Benefit (Expense)	3,963	(4,179)	4,401	(91)
Net Income (Loss)	$ (3,724)	$ 12,611	$ 4,061	$ 349
Per Share Information:				
Basic and Diluted	$ (0.63)	$ 2.71	$ 0.69	$ 0.07
Weighted Average Number of Common Shares:				
Basic	5,898,280	4,653,627	5,888,735	4,682,511
Diluted	5,898,280	4,653,627	5,888,735	4,682,511
Dividends Declared and Paid	$ 1.00	$ 0.25	$ 2.00	$ 0.50

CTO NYSE © CTO Realty Growth, Inc. | ctoreit.com
31

Non-GAAP Financial Measures Reconciliation

CTO Realty Growth, Inc.
Non-GAAP Financial Measures
(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended	
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net Income (Loss)	$ (3,724)	$ 12,611	$ 4,061	$ 349
Depreciation and Amortization	5,031	5,021	9,861	9,573
Gains on Disposition of Assets	(4,732)	(7,076)	(5,440)	(7,076)
Losses (Gains) on the Disposition of Other Assets	(748)	32	(2,575)	1,421
Impairment Charges, Net	12,474	—	12,474	1,905
Unrealized (Gain) Loss on Investment Securities	(3,386)	(8,056)	(8,220)	5,650
Funds from Operations	$ 4,915	$ 2,532	$ 10,161	$ 11,822
Adjustments:				
Straight-Line Rent Adjustment	(490)	(802)	(1,175)	(1,140)
COVID-19 Rent Repayments (Deferrals), Net	434	(1,151)	654	(1,151)
Amortization of Intangibles to Lease Income	(338)	(444)	(734)	(918)
Contributed Leased Assets Accretion	(38)	(44)	(159)	(87)
Loss (Gain) on Extinguishment of Debt	641	(504)	641	(1,141)
Amortization of Discount on Convertible Debt	319	256	629	760
Non-Cash Compensation	742	699	1,700	1,518
Non-Recurring G&A	62	—	155	102
Amortization of Deferred Financing Costs to Interest Expense	159	73	324	223
Accretion of Loan Origination Fees	(1)	(69)	(1)	(157)
Non-Cash Imputed Interest	(111)	(103)	(214)	(206)
Adjusted Funds from Operations	$ 6,294	$ 443	$ 11,981	$ 9,625
FFO per diluted share	$ 0.83	$ 0.54	$ 1.73	$ 2.52
AFFO per diluted share	$ 1.07	$ 0.10	$ 2.03	$ 2.06

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